Exhibit 10-1

BB&T

FLORIDA UNILATERAL LETTER RENEWAL

July 16, 2010

PINEAPPLE HOUSE OF BREVARD, INC
1684 W. HIBISCUS BLVD.
MELBOURNE, FL 32901

Re:	Account Number	9660933163
	Note Number	00002

Your loan with BB&T has matured/will mature on July 18, 2010. At this time, we are waiting for the following documentation and information in order to complete our decision to renew this credit facility:

TITLE POLICY UPDATE

This note is maturing 07/18/2010 and in order to avoid it maturing while we are waiting for this documentation, BB&T will grant you an extension on the maturity on this credit facility for an additional 15 days. Your note will now be due and payable in full on August 2, 2010. All other terms and conditions of the note will remain unchanged. Please continue to make your regular monthly payments under the note. By making this extension, BB&T is not waiving any default and is not waiving, modifying or extending any other term or condition of the note or any other loan document. In order to maintain the nature of this note, please do not sign or return this letter to BB&T.

Sincerely yours,

BRANCH BANKING AND TRUST COMPANY

/s/ Barry Forbes, SVP
Barry Forbes, SVP

ACCOUNT#/NOTE#

9660933163        00002

1797FL (0706)